Exhibit 10.5
SECOND AMENDMENT TO
REGISTRATION RIGHTS AGREEMENT
Second Amendment (this “Second Amendment”), dated as of December 6, 2010, by and among Neurologix, Inc., a Delaware corporation (the “Company”), General Electric Pension Trust (“GE”), Corriente Master Fund, L.P. (“Corriente”), Palisade Concentrated Equity Partnership II, L.P. (“Palisade”) and those additional entities executing the signature page hereto as “Existing Investors” (GE, Corriente, Palisade and such Existing Investors are hereafter referred to collectively as the “Amending Investors”).
WHEREAS, the Company and all of the Amending Investors except Palisade are parties to that certain Registration Rights Agreement, dated as of November 19, 2007, as amended on April 28, 2008 (the “Registration Agreement”), which provides for certain registration rights relating to the Registrable Securities held by each of such Amending Investors, as more fully specified in the Registration Agreement;
WHEREAS, the Company is issuing to each of GE, Corriente and Palisade, on the date hereof, secured senior promissory notes in the aggregate principal amount of $7,000,000 and warrants (the “Bridge Warrants”) to purchase an aggregate of 2,430,555 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the terms and conditions of that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of even date herewith, by and among the Company, GE, Corriente and Palisade;
WHEREAS, the Company and the Amending Investors desire that (i) Palisade become a party to the Registration Agreement and (ii) each of GE, Corriente and Palisade are granted registration rights with respect to the shares of Common Stock issuable upon exercise of the Bridge Warrants; and
WHEREAS, the consummation of the transactions set forth in the Purchase Agreement is conditioned upon the execution, delivery and effectiveness of this Second Amendment.
NOW, THEREFORE, the Company and the parties signatory hereto agree as follows:
1. Unless otherwise specifically provided herein, all terms used and capitalized in this Second Amendment, but which are not defined herein, shall be deemed to have the respective meanings set forth in the Registration Agreement.
2. By its execution and delivery of this Second Amendment, Palisade shall become an “Investor” under the Registration Agreement and shall have all of the rights, privileges and benefits of, and shall be subject to all obligations, restrictions and conditions of, an “Investor” thereunder.
3. Section 2(a)(ii) of the Registration Agreement is hereby amended by deleting the phrase “pursuant to paragraph (k) of Rule 144” in the second sentence thereof and inserting in its place the following:
“...without resale conditions pursuant to Rule 144...”

4. Section 2(h) of the Registration Agreement is hereby amended by deleting the phrase “pursuant to Rule 144(k)” and inserting in its place the following:
“...without resale conditions pursuant to Rule 144...”
5. Section 2(a)(vii)(y) of the Registration Agreement is hereby amended by inserting the following phrase after the phrase “plus (3) the Total Purchase Price (as defined in the New Series D Agreement) paid by such holder”:
“...plus (4) the total principal amount then outstanding on the promissory notes issued to such holder by the Company in connection with the transactions described in the Note and Warrant Purchase Agreement dated as of December 6, 2010...”
6. Section 9 of the Registration Agreement is hereby amended by deleting the word “NASD” and inserting in its place the following:
“...Financial Industry Regulatory Authority...”
7. Section 9 of the Registration Agreement is hereby amended by deleting the word “Purchased” in the last line thereof.
8. Exhibit A to the Registration Agreement is hereby amended by adding Palisade as an Investor thereunder and including the following information for Palisade at the end of Exhibit A:
“Palisade Concentrated Equity Partnership II, L.P.
c/o Palisade Capital Management, L.L.C.
One Bridge Plaza
Suite No. 695
Fort Lee, New Jersey 07024
Tel: (201) 585-5433
Fax: (201) 585-7552
Taxpayer ID No.: 86-1103899
Attn: Bradley R. Goldman, General Counsel & Chief Compliance Officer”
9. This Second Amendment will become effective upon the execution hereof by the Company, Palisade, and at least fifty percent (50%) in interest of the Investors and will be binding on each party to the Registration Agreement. Except as amended hereby, the Registration Agreement, and all of the terms and provisions thereof, shall remain in full force and effect. After the effective date of this Second Amendment, any reference to the Registration Agreement shall mean the Registration Agreement as modified hereby.
10. This Second Amendment may be executed in one or more counterparts, each of which shall constitute an original. This Second Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
11. This Second Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the choice of law principles thereof.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.
NEUROLOGIX, INC.

By:	/s/ Clark A. Johnson
Name: Clark A. Johnson
Title: President and Chief Executive Officer

By:	/s/ Marc L. Panoff

Name: Marc L. Panoff
Title: Chief Financial Officer, Treasurer and Secretary

GENERAL ELECTRIC PENSION TRUST

By:	GE Asset Management Incorporated, its Investment Manager

By:	/s/ B.C. Sophia Tsai

Name: B.C. Sophia Tsai
Title: Vice President and Managing Director

CORRIENTE MASTER FUND, L.P.

By:	Corriente Capital Management, L.P., its Managing General Partner

By:	Corriente Advisors, LLC, its General Partner

By:	/s/ James Haddaway

Name: James Haddaway
Title: President

PALISADE CONCENTRATED EQUITY PARTNERSHIP II, L.P.

By:	Palisade Concentrated Holdings II, LLC, its General Partner

By:	/s/ Jeffrey D. Serkes

Name: Jeffrey D. Serkes
Title: Authorized Person

EXISTING INVESTORS:

CHRYSLER GROUP LLC MASTER RETIREMENT TRUST
By:	State Street Bank and Trust Company, as Trustee of the Chrysler Group LLC Master Retirement Trust

By:	/s/ Steve Sovany

Name: Steve Sovany
Title: Vice President

PROMED PARTNERS, LP

By:	/s/ David Musket

Name: David Musket
Title: GP